UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2017

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 23, 2017, SunPower Corporation (the “Company”) entered into an Amended and Restated Revolving Credit Agreement (the “Restated Credit Agreement”) with Credit Agricole Corporate and Investment Bank, as “Administrative Agent,” and the other lenders party thereto, which amends and restates the Revolving Credit Agreement dated July 3, 2013 by and between the Company, the Administrative Agent and the other parties thereto, as amended to date.

The Restated Credit Agreement was entered into in connection with the letter agreement between the Company and Total S.A. (“Total”) dated May 8, 2017 (the “Letter Agreement”), which, as previously disclosed, was entered into in order to facilitate the issuance by Total of one or more guaranties of the Company’s payment obligations (the “Guaranties”) of up to $100.0 million under the Restated Credit Agreement. The maturity date of the Letter Agreement is August 26, 2019.

The maturity date of the facility under the Restated Credit Agreement remains August 26, 2019 (the “Maturity Date”), and amounts borrowed under the facility may be repaid and reborrowed until the Maturity Date. Available borrowings under the Restated Credit Agreement remain $300.0 million; provided that the aggregate principal amount of all amounts borrowed under the facility cannot exceed 95.0% of the amounts guaranteed by Total under the Letter Agreement.

The Restated Credit Agreement (a) removes the ability of the Company to request the issuance of performance and financial letters of credit, (b) removes certain covenants, including covenants related to a maximum leverage ratio and a minimum consolidated liquidity, (c) removes the negative pledge on certain assets of the Company, (d) removes certain domestic subsidiaries of the Corporation as guarantors, and (e) effects other revisions to the terms thereof. All collateral previously pledged to secure the Company’s obligations to the lenders has been released.

The Company is required to pay (a) interest on outstanding borrowings under the facility of (i) with respect to any LIBOR rate loan, an amount equal to 0.6% plus the LIBOR rate divided by a percentage equal to one minus the stated maximum rate of all reserves required to be maintained against “Eurocurrency liabilities” as specified in Regulation D; and (ii) with respect to any alternate base rate loan, an amount equal to 0.25% plus the greater of (1) the prime rate, (2) the Federal Funds rate plus 0.50%, and (3) the one-month LIBOR rate plus 1%; and (b) a commitment fee of 0.06% per annum on funds available for borrowing and not borrowed.

The Restated Credit Agreement includes representations, covenants, and events of default customary for financing transactions of this type.

The foregoing description of the Restated Credit Agreement is not a complete description of all terms of the Restated Credit Agreement and is qualified in its entirety by reference to the full text of the Restated Credit Agreement and certain exhibits thereto, a copy of which will be filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended July 2, 2017.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 above is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

June 28, 2017	By:	/S/ KENNETH J. MAHAFFEY
	Name:	Kenneth J. Mahaffey
	Title:	Executive Vice President and General Counsel